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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): March 19, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                           000-21642                  35-1617970
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
   of incorporation)                                      Identification Number)
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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

                  Attached hereto, and incorporated herein by reference in its entirety, as Exhibit 99.1 is a copy of a press release announcing the principal subsidiary name change to ATA Airlines,Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated March 19, 2003.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ATA Holdings Corp.

Date: March 19, 2003                            By: /s/ George Mikelsons

                                                Name: George Mikelsons
                                                Title: Chairman, President & CEO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated March 19, 2003

ATA Holdings Corp. Announces Principal Subsidiary Name Change to ATA Airlines, Inc. INDIANAPOLIS, March 19, 2003 - ATA Holdings Corp. (NASDAQ: ATAH) today announced it has changed the name of its principal subsidiary, American Trans Air, Inc., to ATA Airlines, Inc. to avoid confusion with similarly named airlines and to more closely align the airline's name with that of its parent.

The name change comes 10 months after the company's shareholders voted to change the name of the parent company from Amtran, Inc. to ATA Holdings Corp. during the Annual Shareholders' Meeting in May 2002.

ATA operates significant scheduled service from Chicago-Midway, Indianapolis, St. Petersburg, Fla. and San Francisco to more than 40 business and vacation destinations, including Boston, Charlotte, N.C., Honolulu, Los Angeles, Miami, New York (LGA), Philadelphia, San Juan, Puerto Rico and Washington, D.C. International destinations include Cancun, Guadalajara and Puerto Vallarta, Mexico, Montego Bay, Jamaica, Aruba and Grand Cayman. ATA Holdings Corp. common stock trades on the NASDAQ Stock Market under the symbol "ATAH."

Now celebrating its 30th year of operation, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles flown. To learn more about the company, visit the website at www.ata.com.

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